Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Reynolds American Inc.

     We consent to the incorporation by reference in this registration statement on Form S-8 of Reynolds American Inc. of our report dated April 21, 2004 with respect to the consolidated balance sheet of Reynolds American Inc. as of January 20, 2004, which report appears in the Registrant’s Amendment No. 4 to its Registration Statement on Form S-4 filed June 23, 2004 and to the reference to our firm under the heading “Experts” in the Form S-4.

/s/ KPMG LLP

Greensboro, North Carolina
July 28, 2004